UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2008

FIRST STATE BANCORPORATION

(Exact Name of Registrant as Specified in Charter)

New Mexico	001-12487	85-0366665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Jefferson NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (505) 241-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 28, 2008, First State Bancorporation (“First State”) issued a News Release announcing its fourth quarter 2007 financial results. A copy of the News Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2008, First State appointed Michael J. Blake to its Board of Directors. Blake, age 51, is founder and current President and CEO of Olympus Financial Advisors. Blake will stand for election by shareholders at First State’s 2008 annual meeting. Blake was selected consistent with the Nominating Committee Charter and the Nominating Committee Policies and Procedures and there are no arrangements or understandings between Blake and any other person pursuant to which he was selected to serve on the Board of Directors. Blake currently does not have any related party transactions with the Company. Mr. Blake will serve on the Board’s Compensation Committee and Nominating Committee. A copy of the release concerning Blake’s appointment to the Board of Directors is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On January 28, 2008, First State Bancorporation (“First State”) issued a News Release announcing the departure of director Douglas M. Smith, M.D. Dr. Smith resigned from the Board of Directors of First State effective January 24, 2008. Dr. Smith’s letter of resignation is filed as Exhibit 17.1 to this Current Report on Form 8-K. A copy of the News Release is attached hereto as Exhibit 99.3 and is incorporated herein by reference. Dr. Smith was the Chairman of the Board’s Nominating Committee.

On January 25, 2008, First State’s Board of Directors approved awards under First State’s Key Executives Incentive Plan. Under the second performance period, from January 1, 2008 to December 31, 2010, if performance levels are met, First State’s CEO is eligible to receive a cash award between $66,825 and $200,475. First State’s COO is eligible to receive a cash award between $28,050 and $84,150. First State’s CFO is eligible to receive a cash award between $18,150 and $54,450. First State’s CEO, COO and CFO were awarded performance options of 72,158, 30,289, and 19,598, respectively. The strike price of the options is $12.47, based on the closing price of First State’s common stock on January 25, 2008. The options will vest on the last day of the performance period, provided that the minimum performance threshold is met.

Item 8.01 Other Events

On January 25, 2008, the Board of Directors of First State approved the following Committee appointments.

Executive Committee: Leonard J. LeLayo, Jr. (Chairman), Michael R. Stanford, H. Patrick Dee, Daniel H. Lopez, Ph.D., Kathleen L. Avila, and A.J. (Jim) Wells.

Audit Committee: A. J. (Jim) Wells (Chairman), Lowell A. Hare, Kathleen L. Avila, and Daniel H. Lopez, Ph.D.

Compensation Committee: Daniel H. Lopez, Ph.D. (Chairman), Nedra Matteucci, Herman N. Wisenteiner, Linda Childears, Lowell A. Hare, and Michael J. Blake.

Nominating Committee: Kathleen L. Avila (Chairman), Nedra Matteucci, Herman N. Wisenteiner, and Michael J. Blake.

Herman N. Wisenteiner is the Presiding Director for meetings of First State’s independent directors.

Item 9.01 Financial Statements and Exhibits

17.1 Letter of Resignation

99.1 News Release, dated January 28, 2008

99.2 News Release, dated January 28, 2008

99.3 News Release, dated January 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST STATE BANCORPORATION

Date: January 29, 2008

	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer